EXHIBIT 23(p)

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST
                        KELMOORE INVESTMENT COMPANY, INC.

                  CODE OF ETHICS AND POLICY ON PERSONAL TRADING

         AS AMENDED MARCH 31, 2001, MAY 14, 2003 AND NOVEMBER 19, 2003
                          ACCESS LIST DATED 2/10/2004
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SECTION 1.        STATEMENT OF GENERAL PRINCIPLES.

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") imposes an obligation on registered investment companies, their investment advisors and principal underwriters to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code of Ethics and Policy on Personal Trading (the "Code") is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of Kelmoore Investment Company, Inc. (the "Advisor"), the investment advisor and principal underwriter of the Kelmoore Strategic Trust (the "Trust") and the Kelmoore Strategy(R) Variable Trust (the "Variable Trust" and, together with the Trust, the "Trusts"), each an investment company registered under the 1940 Act, do not use that information for their personal benefit or to the detriment of the Trusts or the Advisor. Part I of the Code covers the Trusts' and the Advisor's obligations under Rule 17j-1 of the 1940 Act.

Section 406 of The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and Securities and Exchange Commission ("SEC") rules and Form N-CSR require registered investment companies to disclose annually whether, as of the end of the period covered by the report, the companies have adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (collectively, the "Covered Officers") (whether such officers are employed by the companies or a third party).(1) Part II of the Code covers the Trusts' and the Advisor's obligations under section 406 of Sarbanes-Oxley. Accordingly, Part II is applicable only to the Covered Officers identified on the "List of Covered Officers" attached to this Code.

                                     PART I

It is not the intention of this Part I of the Code to prohibit personal securities activities by Access Persons (defined below), but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to address all possible situations in which conflicts may arise, this Part sets forth the policies of the Trusts and the Advisor regarding conduct in those situations in which conflicts are most likely to develop.

In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principles governing personal investment activities:

1. Every Access Person should at all times place the interests of the Trusts' shareholders ahead of his or her own interests with respect to any decision relating to personal investments.

2. No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for the Trusts to his or her personal profit or advantage.

Furthermore, it is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code does not address specifically an area of fiduciary responsibility.

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(1)      If the registered investment companies have not adopted such requirements, the companies must explain why not. Form N-CSR also requires the companies to: (1) file with the SEC a copy of the code as an exhibit to its annual report; (2) post the text of the code on its Internet website and disclose, in its annual report, its Internet address and the fact that it has posted the code on its Internet website; or, if the companies have no web site, (3) undertake in the most recently filed semi-annual report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain how a person may make such a request. The companies also are required to disclose any amendments to, or waivers (including implicit waivers) from, a provision of the code in the companies' annual report on Form N-CSR or the website. If a company intends to satisfy the disclosure requirement by posting information on its website, it is required to disclose the company's Internet address and this intention.


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SECTION 2.        DEFINITIONS.

         (a) "ACCESS PERSON" means: (1) any trustee, officer or Advisory Person (as defined below) of the Trusts; or (2) any director, officer or Advisory Person (as defined below) of the Advisor.

         (b) "ADVISORY PERSON" means: (1) any employee of the Trusts or the Advisor, or of any company in a control relationship with the Trusts or the Advisor, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship with the Trusts or the Advisor who obtains information concerning recommendations made to the Trusts with regard to the purchase or sale of Covered Securities.

         (c) A Covered Security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Covered Security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

         (d) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. An Access Person may be deemed to have beneficial ownership of an account of another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the Access Person can share in any profit from the securities in the account, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by the Access Person, or by a trust of which the Access Person is a trustee, beneficiary or settlor.

         (e) "COMPLIANCE OFFICER" means the person appointed by the Trustees to have the powers and authorities needed to carry out the duties and responsibilities delegated by this Code or by resolution of the Trustees. A person appointed as Alternative Compliance Officer shall have the authority to act in the Compliance Officer's stead in the event the Compliance Officer is unable or unwilling to act.

         (f) "COVERED SECURITY" means any Security, except that it does not include securities issued by the Government of the United States or by federal agencies which are direct obligations of the United States, bankers acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), such other money market instruments as may be designated from time to time by the Trustees and shares of registered open-end investment companies.

         (g) "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

         (h) "LIMITED OFFERING" is an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         (i) "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

         (j) "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.


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         (k)      "SECURITY HELD OR TO BE ACQUIRED BY THE TRUSTS" means any
                  Covered Security which, within the most recent 15 days, is or has been held by the Trusts, or is being or has been considered by the Trusts or the Advisor for purchase by the Trusts; and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.

SECTION 3.        TRADING PRACTICES.

(a) GENERAL. It shall be a violation of this Code for any affiliated person of or principal underwriter for the Trusts or any affiliated person of an investment advisor or a principal underwriter for the Trusts, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Trusts:

         (1) to employ any device, scheme or artifice to defraud the Trusts;

         (2) to make to the Trusts any untrue statement of a material fact or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

         (4) to engage in any manipulative practice with respect to the Trusts.

(b) SERVICES AS A DIRECTOR. Advisory Persons may not serve on the boards of directors of publicly-traded companies, unless: (1) the individual serving as a director has received prior authorization based upon a determination that the board service would not be inconsistent with the interests of the Trusts; and (2) policies and procedures have been developed that are designed to isolate the individual from those making investment decisions concerning the company in which he or she is a board member.

(c) PRE-CLEARANCE OF INVESTMENTS. All Advisory Persons must obtain pre-clearance (or prior approval) from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any Covered Security, IPO, Limited Offering or any transactions in options. In order to obtain pre-clearance, all Advisory Persons must complete and sign a "Pre-Clearance Request Form" and obtain the signature of the designated person. A copy of the pre-clearance request is attached as Exhibit C to this Code. When granted, pre-clearance authorizations will be effective until the end of the first trade date in which pre-clearance was obtained. IF THE TRANSACTION IS NOT COMPLETED WITHIN THESE TIME REQUIREMENTS, AN ADVISORY PERSON MUST OBTAIN A NEW PRE-CLEARANCE, INCLUDING ONE FOR ANY UNCOMPLETED PORTION OF THE TRANSACTION. Post-approval is not permitted. If it is determined that an Advisory Person effected a trade before approval or after the clearance expires, he or she will be considered to be in violation of the Code.

SECTION 4.        TRADES IN SHARES OF THE TRUSTS.

All purchases and sales of shares of the Trusts that are NOT part of a systematic or periodic purchase or sale program should be placed by 1:00 p.m. Eastern Standard Time each day, and like all Securities transactions, should not be made when in possession of material, non-public information.

SECTION 5.        REPORTING.

(a) All Access Persons (unless specifically exempted under Section 6 hereof) must file with the Compliance Officer a written report with respect to any holding of or transaction in any Covered

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         Security in which such Access Persons have or acquired direct or indirect Beneficial Ownership within:

         (1) 10 days after becoming an Access Person (an "Initial Report");10 days after the end of each calendar quarter (a "Quarterly Report"); and

         (2) 30 days after the Trusts' fiscal year end (an "Annual Report") that contains information as of a date not more than 30 days prior to the date the Annual Report is submitted.

(b) The Initial Report and Annual Report shall be in substantially the form attached hereto as Exhibit B and shall contain the following information:

         (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

         (3)      the date of the report.

(c) Each Quarterly Report shall be in substantially the form attached hereto as Exhibit A and shall contain the following information:

         (1) the date of the transaction, the name (including interest rate and maturity date, if applicable) and the number of shares or units or principal of each Covered Security involved;

         (2) the nature of the transaction (I.E., purchase, sale, or any other type of acquisition or disposition);

         (3) the price of the Covered Security at which the transaction was effected;

         (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

         (5) the name of the broker, dealer or bank with which the Access Person established any account in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person and the date such account was established; and

         (6)      the date the report was filed.

(d) For periods in which no reportable transactions were effected or accounts established, a Quarterly Report shall contain a representation that no events subject to the reporting requirement occurred. Such a report is not necessary if duplicate confirmations and periodic statements are filed.

SECTION 6.        EXCEPTIONS TO REPORTING REQUIREMENTS.

(a)      A Trustee who is not an "interested person" (as defined in the 1940
         Act) of the Trusts, and who would be required to make a report solely by reason of his or her position as Trustee, is not required to file an Initial Report or an Annual Report.

(b)      A Trustee who is not an "interested person" (as defined in the 1940
         Act) of the Trusts, and who would be required to make a report solely by reason of his or her position as Trustee, is not required to file a


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         Quarterly Report with respect to a transaction in a Covered Security, provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as Trustee, should have known that, during the 15-day period immediately preceding or following the date of the transaction by the Trustee, such security is or was purchased or sold by the Trusts or is or was being considered for purchase or sale by the Trusts or by the Advisor. Although a Trustee who is not an "interested person" of the Trusts is generally exempt from the reporting requirements of this Code, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by the Trusts during the 15-day period immediately preceding or following the date of the transaction by the Trustee. The failure to file such a report, however, shall not be considered a violation of this Code.

(c) No Quarterly Report need be made by any Access Person who files copies of confirmations and periodic (monthly or quarterly) brokerage account statements with the Advisor, provided they are filed with the Advisor within the time periods required by Section 5(a) hereof and duplicate the information required to be reported under this Code.

(d) A person need not make an Initial Report, Quarterly Report or Annual Report with respect to transactions effected for, and any Covered Security held in, any account over which the person has no direct or indirect influence or control.

SECTION 7.        REVIEW OF REPORTS.

(a) The Compliance Officer shall review all reports of personal securities transactions filed with the Trusts to determine whether non-compliance with this Code or other applicable trading procedures may have occurred. The Compliance Officer may delegate this function to one or more other persons. Before making any determination that such non-compliance may have occurred, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

(b) No person shall review his or her own reports. If a securities transaction of the Compliance Officer is under consideration, the Alternate Compliance Officer shall act in all respects in the manner prescribed herein for the Compliance Officer.

SECTION 8.        SANCTIONS.

(a) If the Compliance Officer determines that non-compliance with this Code may have occurred, he or she shall, following consultation with counsel, submit a written determination, together with the relevant reports, if any, and any explanatory material provided, to the Trustees, who shall, following consultation with counsel, make an independent determination of whether a violation has occurred.

(b) The Trustees may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment, and/or disgorgement of any profits. Any profits subject to disgorgement will be given to a charity selected by the Trustees or under the Trustees' direction. The Trustees have the authority to interpret the provisions of, and grant exceptions to, this Code in their sole discretion.

SECTION 9.        OTHER PROCEDURES.

(a) The Compliance Officer shall identify and maintain a current list of all Access Persons and shall inform the same of their reporting obligations under this Code. The Compliance Officer shall institute procedures to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner. The Compliance Officer may delegate this function to one or more other persons.

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(b)      Access Persons are required to certify upon becoming Access Persons and annually thereafter that they have complied with the requirements of this Code and that they have disclosed or reported all information required to be disclosed or reported pursuant to this Code.

(c) The Compliance Officer and Alternate Compliance Officer shall be appointed by resolution of the Trustees and their identities shall be maintained in the records of the Trusts.

(d) The appropriate officer of the Trusts and Advisor shall report to the Board of Trustees, at least annually and in writing, any issues arising under this Code since the last report, including, but not be limited to, information about any material violations of this Code and any sanctions imposed. Such report shall also certify that the Trusts and the Advisor each have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

(e) The Compliance Officer shall maintain records under this Code in the manner and to the extent set out in Rule 17j-1(f).

(f) All reports disclosing personal securities transactions or holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.


I HAVE READ AND UNDERSTOOD THIS PART I OF THE CODE. I HAVE COMPLIED WITH THE REQUIREMENTS OF THIS PART I OF THE CODE AND HAVE DISCLOSED OR REPORTED ALL INFORMATION REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THIS PART I OF THE CODE.


SIGNATURE___________________________________           DATE____________________

PRINT NAME__________________________________



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                                     PART II

The Boards of Trustees of Kelmoore Strategic Trust and Kelmoore Strategy(R) Variable Trust (the Trusts") and the Board of Directors of Kelmoore Investment Company, Inc. (together with the Trust, the "Companies") have adopted this Part II of the Code applicable to Kelmoore Strategic Trust's Chairman of the Board, President and Chief Executive Officer, and Treasurer and Kelmoore Strategy(R) Variable Trust's Chairman of the Board, President, and Treasurer (the "Covered Officers") to promote:

         o honest and ethical conduct, including the ethical handling of conflicts of interest;

         o        full, fair, accurate, timely and understandable disclosure;

         o compliance with applicable laws and governmental rules and regulations;

         o the prompt internal reporting to an appropriate person or persons identified in the Part II of the Code of violations of
                  Part II; and

         o        accountability for adherence to Part II of the Code.

HONEST AND CANDID ACTIONS. Each Covered Officer owes a duty to the Trusts to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

Each Covered Officer must:

         o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Trust's policies;

         o observe both the form and spirit of laws and governmental rules and regulations, accounting standards and the Trusts' policies;

         o        adhere to a high standard of business ethics; and

         o place the interests of the Trusts before the Covered Officer's own personal interests.

         All activities of Covered Officers should be guided by and adhere to these fiduciary standards.

ETHICAL HANDLING OF ACTUAL AND APPARENT CONFLICTS OF INTEREST. Guiding Principles. A "conflict of interest" occurs when an individual's private interest interferes with the interests of the Trusts. Such conflicts can arise when a Covered Officer takes actions or has interests that may make it difficult to perform his or her work for a Trust objectively and effectively. For example, a conflict of interest would arise if a Covered Officer, or a family member thereof, receives improper personal benefits as a result of that Officer's position in a Trust. In addition, officers and other personnel of a Trust should be sensitive to situations that create apparent conflicts of interest. Service to the Trusts should never be subordinated to personal gain and advantage.

Certain conflicts of interest covered by this Part II arise out of the relationships between Covered Officers and the Trusts that already are subject to conflict of interest provisions in the 1940 Act and the Investment Advisers Act of 1940. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Trust because of their status as "affiliated persons" of the Trust. As to the existing statutory and regulatory prohibitions on individual behavior, this Code will not apply]. Covered Officers must in all cases comply with applicable statutes and regulations.

As to conflicts arising out of or resulting from the contract relationship between a Trust and the Advisor of which a Covered Officer is also an officer or employee, the Board recognizes that, subject to the Advisor's fiduciary duties to the Trust, in the normal course of the Covered Officer's duties (whether formally for the Trust or the Advisor, or for both), he or she will be involved in establishing policies and implementing decisions that may have different effects on the Advisor and the Trust. The Board recognizes that the Covered Officer's participation in such activities is inherent in the contract relationship between the Trust and the Advisor and is consistent with the Board's expectation of the Covered Officer's performance of his or her


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duties as an officer of the Trust. In addition, the Board recognizes that a
Covered Officer also may also be an officer or employee of other investment companies advised by the same Advisor and the principles of this paragraph apply to the Covered Officer acting in such capacities as well.

Each Covered Officer must:

         o        avoid conflicts of interest wherever possible;

         o        handle any actual or apparent conflict of interest ethically;

         o not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by a Trust whereby the Covered Officer would benefit personally to the detriment of the Trust or a series;

         o not cause a Trust to take action, or fail to take action, for the personal benefit of the Covered Officer rather than the benefit such Trust;

         o not use knowledge of portfolio transactions made or contemplated for a series of a Trust to profit or cause others to profit, by the market effect of such transactions;

         o as described in more detail below, discuss any material transaction or relationship that is not covered under Part I of this Code AND could reasonably be expected to give rise to a conflict of interest with the Trusts' Chief Legal Officer (the "CLO") and obtain written advice from the CLO for all material transactions, which shall be reported to each Company's Board of Trustees or Directors, as the case may be (collectively, the "Board") at its next meeting.

         o Complete and return at least annually the Trusts' Trustees and Officers' Questionnaire.

Conflict of interest situations that should always be discussed with the CLO,if material, include the following:

         o any outside business activity that detracts, or appears to detract, from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Trusts;

         o service as a director on the board of any public or private company;

         o        the receipt of any gifts of a value in excess of $200;

         o the receipt of any entertainment from any company with which a Trust has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member;

         o any ownership interest in, or any consulting or employment relationship with, any of the Trusts' service providers, other than its Advisor;

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

DISCLOSURE. Each Covered Officer is required to be familiar, and comply, with the Trusts' disclosure controls and procedures so that the Trusts' reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each Covered Officer having direct or supervisory authority regarding these SEC filings or the Trusts' other public communications should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely, and understandable disclosure.

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Each Covered Officer must:

         o become familiar with the disclosure requirements applicable to the Trusts as well as the business and financial operations of the Trusts; and

         o not knowingly misrepresent, or cause others to misrepresent, facts about the Trusts to others, whether within or outside the Trusts, including to the Trusts' internal auditors, independent trustees, and independent auditors, and to governmental regulators and self-regulatory organizations.

COMPLIANCE. The Trusts' and the Advisor's policy is to comply with all applicable laws and governmental rules and regulations. It is the personal responsibility of each Covered Officer to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to affiliated transactions, accounting and auditing matters.

REPORTING AND ACCOUNTABILITY.  Each Covered Officer must:

         o upon receipt of Part II of the Code, sign and submit to the Company's Compliance Officer an acknowledgement stating that he or she has received, read, and understands Part II of the Code.

         o annually thereafter submit a form to the Company's Compliance Officer confirming that he or she has received, read and understands Part II of the Code and has complied during the past year with the requirements of Part II of the Code.

         o not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith.

         o notify the CLO promptly if he or she becomes aware of any existing or potential violation of this Part II of the Code. Failure to do so is itself a violation of this Part II of the Code.

Except as described otherwise below, the CLO or other designated senior officer of the applicable Company is responsible for applying this Part II to specific situations in which questions are presented, and each such officer shall have the authority to interpret this Part II in any particular situation. The CLO or other designated senior officer of a Company shall take all action he or she considers appropriate to investigate any actual or potential violations reported.

The CLO or other designated senior officer of the Company is authorized to consult, as appropriate, with the chair of, or, the full Audit Committee, all of the disinterested trustees as a group, or a full Board. The CLO or other designated senior officer of the Companies is responsible for granting waivers and determining sanctions, as appropriate.(2) In addition, approvals, interpretations, or waivers sought by the Principal or Chief Executive Officer of the Companies will be considered by each of the Audit Committees.

The Trusts and the Advisor will follow these procedures in investigating and enforcing this Part II, and in reporting on Part II of the Code:

         o the CLO or other designated senior officer of the Trusts or the Advisor will take all appropriate action to investigate any violations reported to it;

         o violations and potential violations will be reported to the Boards of the Trusts and the Advisor after such investigation;

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(2)      The SEC rules do not address how this Part II of the Code should be administered. It seems appropriate, given the seniority of the Covered Officers, that investigations and interpretations be the responsibility of the investment advisor's senior or other designated senior legal officer, if any, and determinations of sanctions and granting of waivers be the responsibility of a board committee composed of disinterested trustees, all of the disinterested trustees, or the entire board of trustees of both Trusts and the Advisor. If the Covered Officer is employed by one of the Trust's service providers, consideration may be given to granting authority to the Trust's CEO or an AD HOC Committee of the Board for investigations, interpretations, determinations of sanctions, and granting of waivers.


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         o        if a Committee determines that a violation has occurred, it will inform the Board of Directors which will take all appropriate disciplinary or preventive action;

         o appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities; and

         o any changes to or waivers of Part II of this Code will, to the extent required, be disclosed on Form N-CSR as provided by SEC rules.(3)

OTHER POLICIES AND PROCEDURES. The Trusts' and the Advisor's/Principal Underwriter's Code under Rule 17j-1 under the 1940 Act (Part I hereof) and the Advisor's more detailed policies and procedures set forth in the Advisor's/Principal Underwriter's respective compliance manuals are separate requirements applying to Covered Officers and others, and are not part of this
Part II.

VIII.  AMENDMENTS

         Part II may not be amended except in written form, which is specifically approved by a majority vote of each Trust's Board of Trustees, including a majority of the disinterested trustees.

IX.  CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the members of Boards of the Trusts and their independent counsel and its Advisor.

X.  INTERNAL USE

         Part II of the Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of either Trust, as to any fact, circumstance, or legal conclusion.

I HAVE READ AND UNDERSTOOD THIS PART II OF THE CODE. I HAVE COMPLIED WITH THE REQUIREMENTS OF THIS PART II OF THE CODE AND HAVE DISCLOSED OR REPORTED ALL INFORMATION REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THIS PART II OF THE CODE.


SIGNATURE___________________________________           DATE____________________

PRINT NAME__________________________________


















--------------------------
(3) Item 2 of Form N-CSR defines "waiver" as "the approval by a Trust of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the [Trust's] failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the Trust.

                             List of Access Persons
                                 As of 2/10/2004
                                 ===============

KELMOORE STAFF
AND DIRECTORS

Amarante, Paulo
Atkins, Robert K. ##
Bliss, Deborah
Bowen, David**
CALLAHAN, RICHARD
HEATHER, CASTELLANO
Chait, Paul ##
Cheung, Nam
Devereaux, E. Drew
Devereaux, Edward John
DOBMEIER, KAREN
Greuel, David
GRISWOLD, SHEP
HAJJAR, RICHARD **
Hanson, Ken
Ilukowicz, Greg
Jaska, Martin
Kadis, Max
Kelmon, Jessica
Kelmon, Matt ## *
Kelmon, Ralph ## *
Kim, Alex
King, A. Duncan**
Lener, Edward
Loukas, Mike
LYNCH, BRIAN
Martin, Barry ##
MEHLBERG, ALICIA
Moore, David Richard**
Moore, Norman Hallam**
Morris, Annabelle
Mourning, Steve
Nespoli, Frank
PUCCINELLI, RON
Rodde, Scott**
Romanchak, Michael *
Savarese, Peter
Schillfarth, Richard
Schumacher, Marc
Sindone, Serena
Soares, Randi Alyse ##
Soejanto, Agnet
Southorn, Karen
Stanley, Richard D.##
Stansbery, Eugene
Stansbery, Kelly
Such, Asa ##

Sypinero, Warren
Taylor, Suzanne
Valenzuela, Patrick
Vanderweil, Lisa**
Vantrepotte, Frank
Vaughan, Lucy
Wallace, Cindy
Wendoll, Tammy Beth
Wickliffe, Chad
Yekeh, Colleen
Young, Shawn *

*Director
**Director Non-Employee
##Advisory Persons-Pre-authorization



BOARD OF TRUSTEES - KELMOORE STRATEGY(R) VARIABLE TRUST

Michael Romanchak
R. Michael Law*
Robert T. Lanz*
Shawn K. Young
Kathy Bamdad*

* Disinterested Trustee

BOARD OF TRUSTEES - KELMOORE STRATEGIC TRUST

William H. Barnes
Jeffrey Ira*
Matthew Kelmon
Ignatius J. Panzica*
Stephen W. Player*
Richard D. Stanley
Kenneth D. Treece*

* Disinterested Trustee

                            List of Covered Officers
                                 As of 2/10/2004
                                 ===============


KELMOORE STRATEGIC TRUST

Richard D. Stanley, Chairman of the Board of Trustees
Matthew Kelmon, President and Chief Executive Officer
Tamara Beth Wendoll, Secretary and Treasurer

KELMOORE STRATEGY(R) VARIABLE TRUST

Michael Romanchak, Chairman of the Board of Trustees
Shawn K. Young, President and Treasurer

                                                                       EXHIBIT A

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST

                        KELMOORE INVESTMENT COMPANY, INC.
                          (AS ADVISOR AND UNDERWRITER)

                     PERSONAL SECURITIES TRANSACTIONS REPORT
                       CALENDAR QUARTER ENDED ___/___/___

================================================================================
During the calendar quarter referred to above, the following transactions were effected in covered securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership:

--------------------------------------------------------------------------------------------------------------------------------
                                                                               NATURE OF
                                                 NUMBER OF                    TRANSACTION
                                    DATE OF      SHARES OR     PRINCIPAL      (PURCHASE,                BROKER/DEALER OR BANK
       NAME OF SECURITY           TRANSACTION      UNITS         AMOUNT      SALE, OTHER)     PRICE     THROUGH WHOM EFFECTED
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

During the quarter, I established the following accounts in which securities held for my direct or indirect benefit:

--------------------------------------------------------------------------------------------------------------------------------
NAME OF BROKER/DEALER/BANK                                                                        DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

THIS REPORT (1) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL AND (2) IS NOT AN ADMISSION THAT I HAD OR ACQUIRED ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED.

Date:______________            Signature:_______________________________________

                               Print Name:______________________________________

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST

                        KELMOORE INVESTMENT COMPANY, INC.
                          (AS ADVISOR AND UNDERWRITER)
                     PERSONAL SECURITIES TRANSACTIONS REPORT

                     PLEASE CHECK ONE:          INITIAL REPORT
                                                ANNUAL REPORT


I hold direct or indirect beneficial ownership of the covered securities listed below:
==================================================================================================================================
(PLEASE CONTINUE LIST ON PAGE 2 OF THIS REPORT OR ATTACH ADDITIONAL PAGES IF NEEDED)

----------------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF SHARES OR                  BROKER, DEALER, BANK OR OTHER ENTITY
             NAME OF SECURITY                    PRINCIPAL AMOUNT                        BY WHICH SECURITIES ARE HELD
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

I maintain accounts of securities held for my direct or indirect benefit at the banks/brokers/dealers below:

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


THIS REPORT (1) EXCLUDES SECURITIES WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL AND (2) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

Date:______________         Signature:__________________________________________

                                      Print Name:_______________________________

                                                                       EXHIBIT B

                     PERSONAL SECURITIES TRANSACTIONS REPORT


Name: _________________________________

Date: _________________________________

---------------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF SHARES OF                 BROKER/DEALER, BANK OR OTHER ENTITY
              NAME OF SECURITY                       SECURITY                          WITH WHICH SECURITIES ARE HELD
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEG(R) VARIABLE TRUST
                        KELMOORE INVESTMENT COMPANY, INC.

                            REQUEST FOR PRE-CLEARANCE




NAME:___________________________________________________________________________


DATE:___________________________         BUY_________________________

                                             SELL________________________


I REQUEST PRE-CLEARANCE AUTHORIZATION TO EFFECT A TRANSACTION IN THE SECURITY INDICATED BELOW FOR MY PERSONAL ACCOUNT OR ANOTHER ACCOUNT IN WHICH I HAVE A BENEFICIAL INTEREST. I AM FAMILIAR WITH AND CERTIFY THAT THIS REQUEST IS MADE IN COMPLIANCE WITH THE CODE OF ETHICS.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF
         NAME OF SECURITY                        SHARES OR UNITS                     BROKERAGE FIRM AND ACCOUNT NUMBER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

PLEASE ATTACH SEPARATE SHEET FOR ADDITIONAL SECURITIES.



Date:______________              Signature:_____________________________________

                                           Print Name:__________________________

-  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

TRANSACTION AUTHORIZED BY:______________________________________________________

DATE:________________________________________


1        If the registered investment companies have not adopted such requirements, the companies must explain why not. Form N-CSR also requires the companies to: (1) file with the SEC a copy of the code as an exhibit to its annual report; (2) post the test of the code on its Internet website and disclose, in its annual report, its Internet address and the fact that it has posted the code on its Internet website; or, if the companies have no web site,
(3) undertake in the most recently filed semi-annual report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain how a person may make such a request. The companies also are required to disclose any amendments to, or waivers (including implicit waivers) from, a provision of the code in the companies' annual report on Form N-CSR or the website. If a company intends to satisfy the disclosure requirement by posting information on its website, it is required to disclose the company's Internet address and this intention.